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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 3, 1998
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                          SubMicron Systems Corporation
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             (Exact name of registrant as specified in its charter)


        Delaware                        0-19507                   13-3607944
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(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)


     6330 Hedgewood Drive, #150
       Allentown, Pennsylvania                                      18106
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(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (610) 391-9200
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ITEM 5.  OTHER EVENTS.

         In a private placement, SubMicron Systems Corporation (the "Company") has issued $4.5 million principal amount of 12% Senior Subordinated Notes due February 1, 2002 (the "Notes") and Warrants to purchase 22.5 million shares of Common Stock with an average exercise price of approximately $.50 per share, subject to customary adjustment for below market issuances. The Company plans to use the net proceeds of the private placement to fund operations.

         Interest due on the Notes through September 30, 1999 will be converted into interest units, each unit consisting of a Note in a principal amount equal to the amount of interest otherwise payable in cash on such interest payment date and Warrants to purchase 720 shares of Common Stock for each $1,000 principal amount of Notes then issued (pro rated for Notes not in multiples of $1,000). From October 1, 1999, interest is payable in cash. The exercise price for such Warrants will be 110% of the price of the Common Stock on the respective dates of issuance. Interest on the Company's previously issued 12% Senior Subordinated Notes (the "1997 Notes") through October 1, 1999 which was required to be paid in cash may, at the Company's option, also be paid in interest units. Additionally, certain holders of the Company's 8% Notes will receive interest units in lieu of cash interest through September 30, 1999.

         The Company also has renewed its credit facility with Greyrock Business Credit, a division of NationsCredit Commercial Corporation, through January 1, 2000. The facility provides for borrowings of up to $10 million, subject to a borrowing base related to the Company's receivables and inventory, and is renewable upon agreement of both parties.

         The 1997 Notes contain a number of financial and other covenants. The Company has not been in compliance with certain of such covenants. In addition, based on its current projections, the Company anticipates that it will not be in compliance with certain other requirements under the 1997 Notes for the remainder of 1998 and for 1999. However, the Company has obtained waivers from the noteholders for the existing defaults as well as the expected defaults through January 1, 2000.

         Finally, during October 1998, the Company completed the sale of its PRIMAXX division for approximately $2.6 million. The entity purchasing the PRIMAXX assets was partly owned by a former SubMicron employee. In connection with the sale, the Company cancelled a royalty agreement with such former employee related to a component currently used in the Company's wet processing equipment.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 22, 1998               SUBMICRON SYSTEMS CORPORATION


                                        By: /s/ John W. Kizer
                                            --------------------------------
                                            Name:    John W. Kizer
                                            Title:   Chief Financial Officer


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